Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-74066, 33-91658, 333-00475, 333-03237, 33-58896, 33-91656, 333-03241, 33-26875, 33-75682, 33-93322, 33-93372, 33-80834, 333-09633, 333-09637, 333-30649, 333-42503, 333-34517-2, 333-42549, 333-45183, 333-47537, 333-69505, 333-75303, 333-78475, 333-51544, 333-38638, 333-64738, 333-71250, 333-58670, 333-89686, 333-98933, 333-102059, 333-22003, 333-114744, 333-120557, and 333-12495 on Form S-8 of our reports dated March 1, 2007, relating to the financial statements of Avis Budget Group, Inc. (formerly Cendant Corporation) (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s classification of certain subsidiaries as discontinued operations and the adoption of the Company’s new segment reporting structure) and management’s annual report on the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of Avis Budget Group, Inc. for the year ended December 31, 2006.

/s/ DELOITTE & TOUCHE LLP

New York, New York

March 1, 2007